UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 22, 2010

Date of Report (Date of earliest event reported)

SHORETEL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA 94085

(Address of principal executive offices) (Zip Code)

(408) 331-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2010, the Board of Directors (the “Board”) of ShoreTel, Inc. (“Registrant” or the “Company”) approved, and the Company entered into, an Executive Employment Agreement (the “Agreement”) with its Chief Executive Officer, John W. Combs (the “Executive”). The Agreement is intended to integrate the Executive’s existing employment agreements into a single document, and provides for the Executive’s general employment terms, including certain compensation provisions described below, and specified termination benefits in the event of a Termination Upon a Change of Control (defined below) or a Termination in Absence of a Change of Control (defined below). The Agreement is effective as of February 22, 2010 (the “Effective Date”) and replaces and supercedes any existing employment and severance agreements with the Executive.

Salary, Bonus. The Executive shall receive an annual base salary of $350,000, less applicable withholding taxes, which shall be reviewed annually by the Compensation Committee of the Board with changes thereto being subject to the definition of Good Reason (defined below). The Executive will be eligible to receive an annual objective-based incentive bonus based on criteria established by the Board. For fiscal year 2010, the target bonus will be equal to eighty-five percent (85%) of the Executive’s then-current base salary. Future bonuses, if any, will be determined by the Compensation Committee and the Board. These salary and bonus terms are unchanged from Executive’s current salary and bonus.

Relocation Payment. The Executive shall receive a one-time, lump-sum payment of $201,600, less applicable withholding taxes, for the purposes of relocating his principal residence to the San Francisco Bay Area (the “Relocation Payment”). This payment shall be made within sixty (60) days from the Effective Date. In the event the Executive’s employment terminates for any reason other than a Termination Upon a Change of Control or a Termination in Absence of a Change of Control within twenty-four (24) months of the Effective Date, the Executive shall repay the Relocation Payment, prorated based on the number of months remaining in the twenty-four (24) month period. If a Termination Upon a Change of Control or a Termination in Absence of a Change of Control occurs, repayment shall not be required. This relocation payment was contemplated in Executive’s original offer letter, and replaces and eliminates Executive’s existing monthly living allowance.

Q1 2010 Equity Grants. On the Effective Date, the Board approved and granted to the Executive (i) an option to purchase 200,000 shares of the Company’s common stock (the “Q1 2010 Option”) and (ii) 110,000 restricted stock units (the “Q1 2010 RSU” and together with the Q1 2010 Option, the “Q1 2010 Awards”). Per the Agreement, the Q1 2010 Awards vest as to 100% of the shares subject thereto on February 22, 2013. The vesting of the Q1 2010 Awards is subject to the Executive’s continued service as a full-time employee of the Company, and in the event Executive ceases to be a full-time employee of the Company but remains a member of the Board (whether as a full-time salaried executive member or otherwise), vesting shall immediately cease unless the Board determines otherwise. If a Termination Upon a Change of Control occurs between the Effective Date and the first-year anniversary of the Effective Date, one third (1/3) of the Q1 2010 Awards shall have their vesting and exercisability (as applicable) accelerated. If a Termination Upon a Change of Control occurs between the first-year anniversary of the Effective Date and the second-year anniversary of the Effective Date, two thirds (2/3) of the Q1 2010 Awards shall have their vesting and exercisability (as applicable) accelerated. If a Termination Upon a Change of Control occurs between the second-year anniversary of the Effective Date and the third-year anniversary of the Effective Date, all of the Q1 2010 Awards shall have their vesting and exercisability (as applicable) accelerated.

Termination in Absence of a Change of Control. In the event of a Termination in Absence of Change of Control and upon the execution of a binding release agreement, the Executive will be entitled to receive: (1) a lump sum payment in an amount equal to eighteen (18) months of his base salary, less applicable withholding taxes; (2) reimbursement of premiums paid for continuation coverage for eighteen (18) months pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and (3) an amount equal to his then-current target bonus, less any previously paid advances and applicable withholding taxes, and prorated for the number of days of the Executive’s service for such year. These severance terms are consistent with the Executive’s earlier retention agreement, except for the length of payments have been increased from twelve (12) to eighteen (18) months and payment of the Executive’s bonus has been added.

Termination Upon a Change of Control. In the event of a Termination Upon a Change of Control and upon the execution of a binding release agreement, the Executive will be entitled to receive: (1) a lump sum payment in an amount equal to eighteen (18) months of his base salary, less applicable withholding taxes; (2) reimbursement of premiums paid for continuation coverage for eighteen (18) months pursuant to COBRA; (3) a lump sum payment in an amount equal to one hundred and fifty percent (150%) of his then-current target bonus, less applicable withholding taxes and (4) full acceleration of all outstanding equity awards (other than the Q1 2010 Awards whose acceleration is described above). The Executive is required to provide reasonable transition services to the Company (or any successor) following a Termination Upon a Change of Control for a three (3) month period in order to receive these benefits. These severance terms are consistent with the Executive’s earlier retention agreement, except for the length of payments have been increased from twelve (12) to eighteen (18) months, payment of the Executive’s bonus has been increased from 100% to 150% and a transition service provision has been added.

Term of Agreement. From February 22, 2012 through February 22, 2015, during the three-month period that follows the anniversary of the Effective Date, either the Executive or the Company may give notice to the other that the Agreement shall terminate at the end of the calendar year in which such notice was provided. After a Change of Control, this term and notice provision shall be null and void.

Definitions

“Change of Control” means:

(a)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty (50%) percent or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s outstanding securities;

(b)	the consummation of a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(c)	the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect); or

(d)	a change in the composition of the Board occurring within a twelve (12) month period, as a result of which fewer than a majority of the Directors are “Incumbent Directors.” “Incumbent Directors shall mean Directors who are either (i) Directors as of the date of this Agreement, or (ii) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

“Cause” means:

(a)	material failure to perform Executive’s duties; provided that no termination for Cause under this subsection (a) shall occur unless the Executive: (i) has been provided with notice of the Company’s intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct Executive’s behavior;

(b)	engagement in intentional misconduct which is materially detrimental to the Company; provided that no termination for Cause under this subsection (b) shall occur unless the Executive: (i) has been provided with notice of the Company’s intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct his or her behavior;

(c)	failure or refusal to comply in any material respect with the terms of the Company’s Assignment and Confidentiality Agreement, the Company’s insider trading policy, or any other reasonable written policies of the Company; provided that no termination for Cause under this subsection (c) shall occur unless the Executive: (i) has been provided with notice of the Company’s intention to terminate the Executive for Cause, and (ii) has had at least 30 days to cure or correct his or her behavior;

(d)	an act or acts of material fraud or dishonesty undertaken by Executive and intended to result in Executive’s substantial gain or personal enrichment at the expense of the Company;

(e)	conviction of or plea of no contest to any felony; or

(f)	a good faith determination by the Board that Executive has failed to cooperate with the Company in any governmental or internal investigation of the Company or its directors or officers.

“Good Reason” means a material negative change in the service relationship by the occurrence of any of the following conditions, without the Executive’s written consent:

(a)	a reduction of Executive’s authority, duties, or responsibilities provided that all reductions occurring over the preceding consecutive twelve (12) month period in the aggregate are material; provided, however, that the following shall not, in and of themselves, constitute “Good Reason”: (i) absent a Change of Control, the termination of Executive’s position as “President”, if Executive remains CEO; and (ii) absent a Change of Control, the termination of Executive’s position as “Chairman of the Board”, or as a general member of the Board, if Executive remains CEO;

(b)	a fifteen percent (15%) or more reduction in the Executive’s Base Salary relative to the highest amount in effect since the Effective Date (other than an equivalent percentage reduction in annual base salaries that applies to Executive’s entire business unit or, prior to a Change of Control, applies to the majority of named executive officers);

(c)	the Company’s requiring the Executive to be based at any office or location more than 35 miles from the Company’s headquarters in Sunnyvale, CA, which is where the Executive is based as of the Effective Date;

(d)	The Company’s failure to obtain the assumption of this Agreement by any successor corporation to or acquirer of the Company;

(e)	A requirement that Executive report to anyone other than the Board; or

(f)	After a Change in Control, a requirement that Executive serve in any position other than Chief Executive Officer of a corporation whose shares are publicly traded or is a stand-alone entity that is privately owned.

This definition of Good Reason is consistent with the Executive’s earlier retention agreement, except as follows: (i) in clause (a) a time period for comparison of authority, duties or responsibilities was added and a clarification was added that absent a Change of Control, if the Executive remains CEO certain changes to his position would not be deemed Good Reason; (ii) in clauses (b) and (c) clarifying language regarding qualifying salary reductions and relocations was added and (iii) new clauses (e) and (f) were added.

“Termination in Absence of Change of Control” is defined as:

(a)	any termination of the Executive’s employment by the Company without Cause other than during the period beginning three (3) months prior to the consummation of a Change of Control and ending on the date which is twelve (12) months following a Change of Control; or

(b)	any resignation by the Executive for Good Reason where (i) such Good Reason occurs other than during the period commencing during the period beginning three (3) months prior to the consummation of a Change of Control and ending on the date which is twelve (12) months following the Change of Control, and (ii) notice is provided to the Company within ninety (90) days of the existence of Good Reason with a thirty (30) day opportunity to cure.

“Termination Upon Change of Control” is defined as:

(a)	any termination of the employment of the Executive by the Company without Cause during the period commencing during the period beginning three (3) months prior to the consummation of a Change of Control and ending on the date which is twelve (12) months following the consummation of a Change of Control; or

(b)	any resignation by the Executive for Good Reason where (i) such Good Reason occurs during the period commencing during the period beginning three (3) months prior to the consummation of a Change of Control and ending on the date which is twelve (12) months following the Change of Control, and (ii) notice is provided to the Company within ninety (90) days of the existence of Good Reason with a thirty (30) day opportunity to cure.

“Termination in Absence of Change of Control” and “Termination Upon Change of Control” do not include any termination of the officer’s employment (1) by the Company for Cause; (2) by the Company as a result of Executive’s Permanent Disability (as defined in Section 409A and Treasury Regulations promulgated thereunder); (3) as a result of Executive’s death; or (4) as a result of Executive’s voluntary termination of Executive’s employment with the Company other than for Good Reason.

The foregoing descriptions of the provisions of the Agreement are qualified in their entirety to the actual form of agreement that will be filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

Date: February 26, 2010	By:	/s/ MICHAEL E. HEALY
	Name:	Michael E. Healy
	Title:	Chief Financial Officer